Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Form 8K (and the incorporation by reference in Registration Statements on Form S-8, File No.’s 333-28695, 333-42485, 333-90177, 333-36734 and 333-120156) of Viisage Technology, Inc. of our reports dated February 8, 2006 and January 30, 2006 relating to the financial statements of SecuriMetrics, Inc. as of and for the year ended December 31, 2003, and as of and for the years ended December 31, 2004 and December 31, 2005.

RINA Accountancy Corporation

Certified Public Accountants

Walnut Creek, California

February 21, 2006